Rule 424b3
         File No. 333154294

AMERICAN
DEPOSITARY SHARES
One 1 American Depositary
Share represents
OneHalf of One 12 Share

THE BANK OF NEW
YORK MELLON
AMERICAN
DEPOSITARY RECEIPT
FOR COMMON STOCK
OF
KAZ MINERALS PLC.
 INCORPORATED
UNDER THE LAWS OF
BRITAIN
The Bank of New York
Mellon, as depositary
hereinafter called the
Depositary, hereby certifies
i that there have been
deposited with the
Depositary or its agent,
nominee, custodian, clearing
agency or correspondent, the
securities described above
Shares or evidence of the
right to receive such Shares,
ii that at the date hereof each
American Depositary Share
evidenced by this Receipt
represents the amount of
Shares shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise
herein expressly provided, is
entitled upon surrender at the
Corporate Trust Office of the
Depositary, New York, New
York of this Receipt duly
endorsed for transfer and
upon payment of the charges
as provided on the reverse of
this Receipt and in
compliance with applicable
laws or governmental
regulations, at Owners option
1 to delivery at the office of
the agent, nominee,
custodian, clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited
Securities represented hereby
or evidence of the right to
receive the same or 2 to have
such Deposited Securities
forwarded at his cost and risk
to him at the Corporate Trust
Office of the Depositary. The
words Deposited Securities
wherever used in this Receipt
shall mean the Shares
deposited under the
agreement created by the
Receipts as hereinafter
defined including such
evidence of the right to
receive the same, and any
and all other securities, cash
and other property held by
the Depositary in place
thereof or in addition thereto
as provided herein. The word
Owner wherever used in this
Receipt shall mean the name
in which this Receipt is
registered upon the books of
the Depositary from time to
time. The Depositarys
Corporate Trust Office is
located at a different address
than its principal executive
office. Its Corporate Trust
Office is located at 101
Barclay Street, New York,
New York 10286, and its
principal executive office is
located at One Wall Street,
New York, New York
10286.
1.
RECEIPTS.
This American Depositary
Receipt this Receipt is one
of a continuing issue of
American Depositary
Receipts collectively, the
Receipts, all evidencing
rights of like tenor with
respect to the Deposited
Securities, and all issued or
to be issued upon the terms
and subject to the conditions
herein provided, which shall
govern the continuing
arrangement by the
Depositary with respect to
initial deposits as well as the
rights of holders and Owners
of Receipts subsequent to
such deposits.
The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
The issuance of Receipts
against deposits generally
may be suspended, or the
issuance of Receipts against
the deposit of particular
Shares may be withheld, if
such action is deemed
necessary or advisable by the
Depositary at any time and
from time to time because of
any requirements of any
government or governmental
body or commission or for
any other reason. The
Depositary assumes no
liability with respect to the
validity or worth of the
Deposited Securities.
2.
TRANSFER OF
RECEIPTS.
Until the surrender of this
Receipt in accordance with
the terms hereof, the
Depositary will maintain an
office in the Borough of
Manhattan, The City of New
York, for the registration of
Receipts and transfers of
Receipts where the Owners
of the Receipts may, during
regular business hours,
inspect the transfer books
maintained by the Depositary
that list the Owners of the
Receipts. The transfer of this
Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by
the holder hereof in person or
by duly authorized attorney,
upon surrender of this
Receipt properly endorsed
for transfer or accompanied
by proper instruments of
transfer and funds sufficient
to pay any applicable transfer
taxes, and the fees and
expenses of the Depositary
and upon compliance with
such regulations, if any, as
the Depositary may establish
for such purpose. This
Receipt may be split into
other such Receipts, or may
be combined with other such
Receipts into one Receipt,
representing the same
aggregate number of
American Depositary Shares
as the Receipt or Receipts
surrendered. Upon such split
or combination not involving
a transfer, a charge will be
made as provided herein. The
Depositary may close the
transfer books at any time or
from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
3.
PROOF OF
CITIZENSHIP OR
RESIDENCE.
The Depositary may require
any holder or Owner of
Receipts, or any person
presenting securities for
deposit against the issuance
of Receipts, from time to
time, to file such proof of
citizenship or residence and
to furnish such other
information, by affidavit or
otherwise, and to execute
such certificates and other
instruments as may be
necessary or proper to
comply with any laws or
regulations relating to the
issuance or transfer of
Receipts, the receipt or
distribution of dividends or
other property, or the
taxation thereof or of receipts
or deposited securities, and
the Depositary may withhold
the issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property
from any holder, Owner or
other person, as the case may
be, who shall fail to file such
proofs, certificates or other
instruments.
4.
TRANSFERABILITY;
RECORDOWNERSHIP.
It is a condition of this
Receipt and every successive
holder and Owner of this
Receipt by accepting or
holding the same consents
and agrees, that title to this
Receipt, when properly
endorsed or accompanied by
proper instruments of
transfer, is transferable by
delivery with the same effect
as in the case of a negotiable
instrument; provided,
however, that prior to the due
presentation of this Receipt
for registration of transfer as
above provided, and subject
to the provisions of Article 9
below, the Depositary,
notwithstanding any notice to
the contrary, may treat the
person in whose name this
Receipt is registered on the
books of the Depositary as
the absolute owner hereof for
the purpose of determining
the person entitled to
distribution of dividends and
for any other purpose.
5.
TAX LIABILITY.
The Depositary shall not be
liable for any taxes or
governmental or other
assessments or charges that
may become payable in
respect of the Deposited
Securities, but a ratable part
of any and all of the same,
whether such tax, assessment
or charge becomes payable
by reason of any present or
future law, statute, charter
provision, bylaw, regulation
or otherwise, shall be
payable by the Owner hereof
to the Depositary at any time
on request. Upon the failure
of the holder or Owner of
this Receipt to pay any such
amount, the Depositary may
sell for account of such
Owner an amount of the
Deposited Securities equal to
all or any part of the amount
represented by this Receipt,
and may apply the proceeds
in payment of such
obligations, the Owner
hereof remaining liable for
any deficiency.
6.
REPRESENTATIONS
AND WARRANTIES.
Every person presenting
Shares for deposit shall be
deemed thereby to represent
and warrant that such Shares
and each certificate, if any,
therefor are validly issued,
fully paid and nonassessable,
that such Shares were not
issued in violation of any
preemptive or similar rights
of the holders of any
securities and that the person
making such deposit is duly
authorized so to do. Every
such person shall also be
deemed to represent that the
deposit of such securities and
the sale of American
Depositary Shares
representing such Shares by
that person in the United
States are not restricted
under the Securities Act of
1933, as amended the
Securities Act of 1933. Such
representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
This Receipt is issued
subject, and all rights of the
holder or Owner hereof are
expressly subject, to the
terms and conditions set
forth on both sides of this
Receipt, all of which form a
part of the agreement
evidenced in this Receipt and
to all of which the holder or
Owner hereof by accepting
this Receipt consents.
7.
REPORTS OF ISSUER OF
DEPOSITED
SECURITIES; VOTING
RIGHTS.
As of the date of the
establishment of the program
for issuance of Receipts by
the Depositary, the
Depositary believed, based
on limited investigation, that
the issuer of the Deposited
Securities either i furnished
the Securities and Exchange
Commission the
Commission with certain
public reports and documents
required by foreign law or
otherwise or ii published
information in English on its
Internet website at
www.kazakhmys.com or
another electronic
information delivery system
generally available to the
public in its primary trading
market, in either case in
compliance with Rule
12g32b under the Securities
and Exchange Act of 1934 as
in effect and applicable to
that issuer at that time.
However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is
complying with the current
requirements of Rule 12g32b
or to take any action if that
issuer is not complying with
those requirements.
The Depositary shall be
under no obligation to give
notice to the holder or Owner
of this Receipt of any
meeting of shareholders or of
any report of or
communication from the
issuer of the Deposited
Securities, or of any other
matter concerning the affairs
of such issuer, except as
herein expressly provided.
The Depositary undertakes to
make available for inspection
by holders and Owners of the
Receipts at its Corporate
Trust Office, any reports and
communication received
from the issuer of the
Deposited Securities that are
both i received by the
Depositary as the holder of
the Deposited Securities and
ii made generally available to
the holders of the Deposited
Securities by the issuer
thereof. Such reports and
communications will be
available in the language in
which they were received by
the Depositary from the
issuer of the Deposited
Securities, except to the
extent, if any, that the
Depositary in its sole
discretion elects to both i
translate into English any of
such reports or
communications that were
not in English when received
by the Depositary and ii
make such translations, if
any, available for inspection
by holders and Owners of the
Receipts. The Depositary has
no obligation of any kind to
translate any of such reports
or communications or to
make such translation, if any,
available for such inspection.
The Depositary may, in its
discretion, exercise, in any
manner, or not exercise, any
and all voting rights that may
exist in respect of the
Deposited Securities. The
Depositary may, but assumes
no obligation to, notify
Owners of an upcoming
meeting of holders of
Deposited Securities or
solicit instructions from
Owners as to the exercise of
any voting rights with
respect to the Deposited
Securities. Upon the written
request of the Owner of this
Receipt and payment to it of
any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any
voting rights with respect to
the amount of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.
DISTRIBUTIONS.
Until the surrender of this
Receipt, the Depositary a
shall distribute or otherwise
make available to the Owner
hereof, at a time and in such
manner as it shall determine,
any distributions of cash,
Shares or other securities or
property other than
subscription or other rights
and b may distribute or
otherwise make available to
the Owner hereof, at a time
and in such manner as it shall
determine, any distributions
of subscription or other
rights, in each case received
with respect to the amount of
Deposited Securities
represented hereby, after
deduction, or upon payment
of the fees and expenses of
the Depositary described in
Article 13 below, and the
withholding of any taxes in
respect thereof; provided,
however, that the Depositary
shall not make any
distribution for which it has
not received satisfactory
assurances, which may be an
opinion of United States
counsel, that the distribution
is registered under, or is
exempt from or not subject to
the registration requirements
of, the Securities Act of 1933
or any other applicable law.
If the Depositary is not
obligated, under the
preceding sentence, to
distribute or make available a
distribution under the
preceding sentence, the
Depositary may sell such
Shares, other securities,
subscription or other rights,
securities or other property,
and the Depositary shall
distribute the net proceeds of
a sale of that kind to the
Owners entitled to them,
after deduction or upon
payment of the fees and
expenses of the Depositary
described in Article 13 below
and the withholding of any
taxes in respect thereof. In
lieu of distributing fractional
American Depositary Shares
for distributed Shares or
other fractional securities,
the Depositary may, in its
discretion, sell the amount of
securities or property equal
to the aggregate of those
fractions. In the case of
subscription or other rights,
the Depositary may, in its
discretion, issue warrants for
such subscription or other
rights andor seek instructions
from the Owner of this
Receipt as to the disposition
to be made of such
subscription or other rights.
If the Depositary does not
distribute or make available
to Owners or sell distributed
subscription or other rights,
the Depositary shall allow
those rights to lapse. Sales of
subscription or other rights,
securities or other property
by the Depositary shall be
made at such time and in
such manner as the
Depositary may deem
advisable.
If the Depositary shall find in
its opinion that any cash
distribution is not convertible
in its entirety or with respect
to the Owners of a portion of
the Receipts, on a reasonable
basis into U.S. Dollars
available to it in the City of
New York, or if any required
approval or license of any
government or agency for
such conversion is denied or
is not obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and distribution
in U.S. Dollars to the extent
possible, at such time and
rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall
with respect to any such
currency not converted or
convertible either i distribute
such foreign currency to the
holders entitled thereto or ii
hold such currency for the
respective accounts of such
Owners uninvested and
without liability for interest
thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights
to receive such foreign
currency.
9.
RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash dividend
or other cash distribution
shall become payable or any
distribution other than cash
shall be made, or whenever
rights shall be offered, with
respect to Deposited
Securities, or whenever the
Depositary shall receive
notice of any meeting of
Owners of Deposited
Securities, or whenever it is
necessary or desirable to
determine the Owners of
Receipts, the Depositary will
fix a record date for the
determination of the Owners
generally or the Owners of
Receipts who shall be
entitled to receive such
dividend, distribution or
rights, or the net proceeds of
the sale thereof, to give
instructions for the exercise
of voting rights at any such
meeting or responsible for
any other purpose for which
the record date was set.
10.
CHANGES AFFECTING
DEPOSITED
SECURITIES.
Upon i any change in
nominal value or any
subdivision, combination or
any other reclassification of
the Deposited Securities, or ii
any recapitalization,
reorganization, sale of assets
substantially as an entirety,
merger or consolidation
affecting the issuer of the
Deposited Securities or to
which it is a party, or iii the
redemption by the issuer of
the Deposited Securities at
any time of any or all of such
Deposited Securities
provided the same are
subject to redemption, then
and in any such case the
Depositary shall have the
right to exchange or
surrender such Deposited
Securities and accept and
hold hereunder in lieu
thereof other shares,
securities, cash or property to
be issued or delivered in lieu
of or in exchange for, or
distributed or paid with
respect to, such Deposited
Securities. Upon any such
exchange or surrender, the
Depositary shall have the
right, in its discretion, to call
for surrender of this Receipt
in exchange upon payment of
fees and expenses of the
Depositary for one or more
new Receipts of the same
form and tenor as this
Receipt, but describing the
substituted Deposited
Securities. In any such case
the Depositary shall have the
right to fix a date after which
this Receipt shall only entitle
the Owner to receive such
new Receipt or Receipts. The
Depositary shall mail notice
of any redemption of
Deposited Securities to the
Owners of Receipts,
provided that in the case of
any redemption of less than
all of the Deposited
Securities, the Depositary
shall select in such manner as
it shall determine an
equivalent number of
American Depositary Shares
to be redeemed and shall
mail notice of redemption
only to the Owners of
Receipts evidencing those
American Depositary Shares.
The sole right of the Owners
of Receipts evidencing
American Depositary Shares
designated for redemption
after the mailing of such
notice of redemption shall be
to receive the cash, rights
and other property applicable
to the same, upon surrender
to the Depositary and upon
payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.
LIABILITY OF
DEPOSITARY.
The Depositary shall not
incur any liability to any
holder or Owner of this
Receipt i if by reason of any
provisions of any present or
future law of the United
States of America, any state
thereof, or of any other
country, or of any
governmental or regulatory
authority, or by reason of any
provision, present or future,
of the charter or articles of
association or similar
governing document of the
issuer or of the Deposited
Securities, the Depositary
shall be prevented, delayed
or forbidden from or
subjected to any civil or
criminal penalty or
extraordinary expenses on
account of doing or
performing any act or thing
which by the terms hereof it
is provided shall be done or
performed, ii by reason of
any nonperformance or
delay, caused as specified in
clause i above, in the
performance of any act or
thing which by the terms of
this Receipt it is provided
shall or may be done or
performed, iii by reason of
any exercise of, or failure to
exercise, any discretion
provided for herein, iv for
the inability of any Owner or
holder to benefit from any
distribution, offering, right or
other benefit which is made
available to holders of
Deposited Securities but is
not made available to
Owners or holders, v for any
special, consequential or
punitive damages for any
breach of the terms of this
Receipt or vi arising out of
any act of God, terrorism or
war or any other
circumstances beyond its
control.
The Depositary shall not be
responsible for any failure to
carry out any requests to vote
any Deposited Securities or
for the manner or effect of
any vote that is cast either
with or without the request of
any Owner, or for not
exercising any right to vote
any Deposited Securities.
The Depositary does not
assume any obligation and
shall not be subject to any
liability to holders or Owners
hereunder other than
agreeing to act without
negligence or bad faith in the
performance of such duties
as are specifically set forth
herein.
The Depositary shall be
under no obligation to appear
in, prosecute or defend, any
action, suit or other
proceeding in respect of any
of the Deposited Securities
or in respect of the Receipts
on behalf of Owners or
holders or any other persons.
The Depositary shall not be
liable for any action or
nonaction by it in reliance
upon the advice of or
information from legal
counsel, accountants or any
other persons believed by it
in good faith to be competent
to give such advice or
information.
The Depositary, subject to
Article 14 hereof, may itself
become the owner of and
deal in securities of any class
of the issuer of the Deposited
Securities and in Receipts of
this issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at any
time terminate the agreement
evidenced by this Receipt
and all other Receipts by
mailing notice of such
termination to the Owners of
all Receipts then outstanding
at their addresses appearing
upon the books of the
Depositary, at least thirty
days prior to the date fixed in
such notice for termination.
On and after such date of
termination the Owner
hereof, upon surrender of this
Receipt at the Corporate
Trust Office of the
Depositary, will be entitled
to delivery of the amount of
the Deposited Securities
represented hereby upon the
same terms and conditions,
and upon payment of a fee at
the rates provided herein
with respect to the surrender
of this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
The Depositary may convert
any dividends received by it
in cash after the termination
date into U.S. Dollars as
herein provided, and after
deducting therefrom the fees
of the Depositary and
referred to herein and any
taxes and governmental
charges and shall thereafter
hold the balance of said
dividends for the pro rata
benefit of the Owners of the
respective Receipts. As to
any Receipts not so
surrendered within thirty
days after such date of
termination the Depositary
shall thereafter have no
obligation with respect to the
collection or disbursement of
any subsequent dividends or
any subscriptions or other
rights accruing on the
Deposited Securities. After
the expiration of three
months from such date of
termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine,
and may thereafter hold
uninvested the net proceeds
of any such sale or sales
together with any dividends
received prior to such sale or
the U.S. Dollars received on
conversion thereof,
unsegregated and without
liability for any interest
thereon, for the pro rata
benefit of the Owners of the
Receipts that have not
theretofore been surrendered
for cancellation, such
Owners thereupon becoming
general creditors of the
Depositary with respect to
such net proceeds. After
making such sale, or if no
such sale can be made after
the expiration of one year
from such date of
termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net
proceeds of sale and of such
dividends after deducting all
fees, charges and expenses of
the Depositary or of the
Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
13.
CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
The Depositary may charge
any party depositing or
withdrawing Shares, any
party transferring or
surrendering Receipts, any
party to whom Receipts are
issued including issuance
pursuant to a stock dividend
or stock split or an exchange
of stock or distribution
pursuant to Articles 8 or 10
or Owners, as applicable, i
fees for the delivery or
surrender of Receipts and
deposit or withdrawal of
Shares, ii fees for distributing
cash, Shares or other
property received in respect
of Deposited Securities, iii
taxes and other governmental
charges, iv registration or
custodial fees or charges
relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi
foreign currency conversion
expenses and fees, vii
depositary servicing fees and
viii any other fees or charges
incurred by the Depositary or
its agents in connection with
the Receipt program. The
Depositarys fees and charges
may differ from those of
other depositaries. The
Depositary reserves the right
to modify, reduce or increase
its fees upon thirty 30 days
notice to the Owner hereof.
The Depositary will provide,
without charge, a copy of its
latest schedule of fees and
charges to any party
requesting it.
The Depositary may charge
fees for receiving deposits
and issuing Receipts, for
delivering Deposited
Securities against
surrendered Receipts, for
transfer of Receipts, for splits
or combinations of Receipts,
for distribution of each cash
or other distribution on
Deposited Securities, for
sales or exercise of rights, or
for other services performed
hereunder. The Depositary
reserves the right to modify,
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof. The
Depositary will provide,
without charge, a copy of its
latest fee schedule to any
party requesting it.
14.
PRERELEASE OF
RECEIPTS.
Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares
PreRelease. The Depositary
may deliver Shares upon the
receipt and cancellation of
Receipts which have been
PreReleased, whether or not
such cancellation is prior to
the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased. The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
Each PreRelease will be a
preceded or accompanied by
a written representation from
the person to whom Receipts
or Shares are to be delivered
that such person, or its
customer, owns the Shares or
Receipts to be remitted, as
the case may be, b at all
times fully collateralized
with cash or such other
collateral as the Depositary
deems appropriate, c
terminable by the Depositary
on not more than five 5
business days notice, and d
subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate. The
number of American
Depositary Shares which are
outstanding at any time as a
result of PreReleases will not
normally exceed thirty
percent 30 of the Shares
deposited with the
Depositary; provided,
however, that the Depositary
reserves the right to change
or disregard such limit from
time to time as it deems
appropriate.
The Depositary may retain
for its own account any
compensation received by it
in connection with the
foregoing.
15.
COMPLIANCE WITH
U.S. SECURITIES LAWS.
Notwithstanding any terms
of this Receipt to the
contrary, the Depositary will
not exercise any rights it has
under this Receipt to prevent
the withdrawal or delivery of
Deposited Securities in a
manner which would violate
the United States securities
laws including, but not
limited to, Section 1A1 of
the General Instructions to
the Form F6 Registration
Statement, as amended from
time to time, under the
Securities Act of 1933.
16.
GOVERNING LAW;
VENUE OF ACTIONS;
JURY TRIAL WAIVER.
This Receipt shall be
interpreted and all rights
hereunder and provisions
hereof shall be governed by
the laws of the State of New
York.
All actions and proceedings
brought by any Owner or
holder of this Receipt against
the Depositary arising out of
or relating to the Shares or
other Deposited Securities,
the American Depositary
Shares or the Receipts, or
any transaction contemplated
herein, shall be litigated only
in courts located within the
State of New York.
EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES,
TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO
A TRIAL BY JURY IN
ANY SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING
OUT OF OR RELATING
TO THE SHARES OR
OTHER DEPOSITED
SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE
RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED
HEREIN, OR THE
BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY
OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR
ANY OTHER THEORY.
17.
AMENDMENT OF
RECEIPTS.
The form of the Receipts and
the agreement created
thereby may at any time and
from time to time be
amended by the Depositary
in any respect which it may
deem necessary or desirable.
Any amendment which shall
prejudice any substantial
existing right of Owners
shall not become effective as
to outstanding Receipts until
the expiration of thirty 30
days after notice of such
amendment shall have been
given to the Owners of
outstanding Receipts;
provided, however, that such
thirty 30 days notice shall in
no event be required with
respect to any amendment
which shall impose or
increase any taxes or other
governmental charges,
registration fees, cable, telex
or facsimile transmission
costs, delivery costs or other
such expenses. Every Owner
and holder of a Receipt at the
time any amendment so
becomes effective shall be
deemed, by continuing to
hold such Receipt, to consent
and agree to such
amendment and to be bound
by the agreement created by
Receipt as amended thereby.
In no event shall any
amendment impair the right
of the Owner of any Receipt
to surrender such Receipt
and receive therefor the
amount of Deposited
Securities represented by the
American Depositary Shares
evidenced thereby, except in
order to comply with
mandatory provisions of
applicable law.